UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 17, 2017

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction	(Commission File	(IRS Employer Identification No.)
of incorporation)	Number)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800
Registrant's telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 18, 2017,  AxoGen, Inc. (the “Company”) filed a Current Report on Form 8-K dated July 17, 2017 (the “Initial 8-K”) with the Securities and Exchange Commission to report the hiring of John Gingrich as Chief Commercial Officer of the Company.  On July 20, 2017, the Company issued a follow-on to its press release of July 17, 2017, which announced Mr. Gingrich’s position as Chief Commercial Officer, to provide the terms of his Non-Qualified Inducement Stock Option (the “Option”). This Amendment No. 1 to the Initial 8-K (“Amendment 1”) is being filed solely to provide the July 20, 2017 press release as an exhibit to Amendment 1 and to fix a clerical error in the Initial 8-K regarding the time period following a change of control during which termination of Mr. Gingrich can occur for certain reasons and result in the acceleration of his stock options.    Except as stated in this Explanatory Note, no other changes have been made to the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2017 AxoGen, Inc. (the “Company”) issued a press release announcing the appointment of Jon S. Gingrich as the Company's Chief Commercial Officer, effective as of July 17, 2017.

In connection with his employment and appointment as the Company's Chief Commercial Officer, Mr. Gingrich entered into an Executive Employment Agreement with AxoGen Corporation, a wholly owned subsidiary of the Company (“AC”), dated as of July 17, 2017 (the “Gingrich Employment Agreement”) that provides for at-will employment. Under the Gingrich Employment Agreement, Mr. Gingrich will receive a base salary of $320,000 (to be reviewed on an annual basis), be eligible to participate in AC's current bonus program and receive benefits afforded to other executive officers. For 2017, Mr. Gingrich’s bonus under the bonus program will be pro-rated based on his start date and he will have a target rate set at 40% of his base salary subject to conditions established by the Company’s Board of Directors.  Mr. Gingrich will also receive a $25,000 signing bonus.

Mr. Gingrich was also granted a non-qualified inducement stock option (the “Option Agreement”) for 115,000 shares of the Company's common stock on July 17, 2017, such option has a ten-year term, an exercise price of $16.85 which is equal to the fair market value of the Company’s common stock based on the closing price of the Company common stock on the option grant date and is subject to the terms of the Option Agreement.  Such option will vest as to 25% of the shares after one year and 12.5% every six months thereafter until fully vested; provided, however, that such option shall automatically accelerate and become fully exercisable in the event that, following a Change in Control (as defined in the Gingrich Employment Agreement), Mr. Gingrich is terminated without “Substantial Cause” or he resigns for “Good Reason” (both as defined in the Gingrich Employment Agreement) within 12 months of the Change in Control.  In addition, Mr. Gingrich has been granted performance stock units (the “PSUs” and each, a “PSU”) representing 12,000 shares of the Company’s common stock (the “Shares”) pursuant to the Company’s 2010 Stock Incentive Plan and form of PSU agreement (the “PSU Agreement”) that will vest up to 150% based on continued service and attainment of certain gross revenue targets.  On February 15, 2019, the Compensation Committee of the Board of Directors of the Company will make a determination of the total number of Shares that will vest based on the actual performance of the Company. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2019 and February 15, 2020 and 33.34% will vest on February 15, 2021, provided that Mr. Gingrich has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in the PSU Agreement), the vesting of all or a portion of the PSUs shall accelerate.

In the event Mr. Gingrich’s employment is terminated without Substantial Cause or he resigns for Good Reason upon or within 90 days following a  Change in Control (as defined in the Gingrich Employment Agreement), he will be entitled to a severance payment consisting of: (A) 12 months of base salary; (B) an amount equal to any bonuses paid to Mr. Gingrich during the 12-month period prior to termination of employment; and (C) continued health coverage for up to 12 months, subject to certain conditions set forth in the Gingrich Employment Agreement.

Mr. Gingrich, age 48, brings more than 20 years of global medical device and health care sales, marketing, and general management experience to the Company. From April 1, 2013 until joining AxoGen he served as Global Vice President and General Manager, Skeletal Health Solutions and Group Global Vice President, Marketing, Breast and Skeletal Health Solutions for Hologic Inc., a global health care and life science developer, manufacturer, and supplier of diagnostic, medical imaging, and surgical products. Prior to joining Hologic, he spent 15 years (July 1, 1997- December 31, 2012) with Boston Scientific, holding several commercial and international positions of increasing responsibility. From 2011-2012 Mr. Gingrich served as Vice President, International Commercialization, Cardiac Rhythm Management and as General Manager, Cardiac Rhythm Management of Japan from 2008-2011. Other Boston Scientific roles included Director, International Sales Operations and Training; Director, Marketing and Sales, Japan; Director, Sales Operations, Endoscopy; Global Marketing Product Manager, Endoscopy; and Executive Territory Sales Manager, Endoscopy.  He was also in sales and marketing roles with Unilever N.V., a consumer goods companies. Gingrich earned a Bachelor of Science Degree in Business Administration (Marketing and Management) from the University of Richmond.

Mr. Gingrich does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company or AC. Mr. Gingrich has not engaged in any transactions with the Company or AC that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.  There are no arrangements or understandings between Mr. Gingrich and any other person(s) pursuant to which Mr. Gingrich was appointed as the Company's Chief Commercial Officer.

The foregoing descriptions of the Gingrich Employment Agreement, the Option Agreement and the PSU Agreement are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

10.1*	Executive Employment Agreement dated as of July 17, 2017, by and between AxoGen Corporation and Jon S. Gingrich.
10.2*	Form of Non-Qualified Stock Option Inducement Award Agreement to be granted by AxoGen, Inc. to Jon S. Gingrich on July 17, 2017.
10.3*

Form of Performance Stock Unit Award Agreement pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan, as amended and restated as of April 5, 2017 (incorporated by reference to Exhibit 10.23 of the Registrant’s Annual Report on Form 10-K, filed on March 1, 2017).

99.1	AxoGen, Inc. Press Release, dated July 17, 2017.
99.2	AxoGen, Inc. Press Release, dated July 20, 2017.

*  Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: July 20, 2017	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel & Senior VP of Business Development

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Executive Employment Agreement dated as of July 17, 2017, by and between AxoGen Corporation and Jon S. Gingrich.
10.2*	Form of Non-Qualified Stock Option Inducement Award Agreement to be granted by AxoGen, Inc. to Jon S. Gingrich on July 17, 2017.
10.3*

Form of Performance Stock Unit Award Agreement pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan, as amended and restated as of April 5, 2017 (incorporated by reference to Exhibit 10.23 of the Registrant’s Annual Report on Form 10-K, filed on March 1, 2017).

99.1	AxoGen, Inc. Press Release, dated July 17, 2017.
99.2	AxoGen, Inc. Press Release, dated July 20, 2017.

* Management contract or compensatory plan or arrangement.